                                                              Exhibit 99.906Cert

PACIFIC ADVISORS FUND

EXHIBIT 10(b) to Form N-CSR

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


     George A. Henning, Chairman and Chief Executive Officer, and Barbara A. Kelley, Chief Financial Officer, of Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc. (the "Registrant"), each certify to the best of his and her knowledge that:

     1. Registrant's periodic report on Form N-CSR for the period ended December 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Registrant.

     This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.


Date: March 4, 2005

Pacific Global Fund Inc. d/b/a Pacific Advisors Fund Inc.


Pacific Advisors Fund Inc.                      Pacific Advisors Fund Inc.


/s/ George A. Henning                           /s/ Barbara A. Kelley
------------------------------------            --------------------------------
George A. Henning                               Barbara A. Kelley
Chairman and Chief Executive Officer            Chief Financial Officer